Confidential Treatment Requested
                                                                   Exhibit 10.37


              AMENDED AND RESTATED STRATEGIC CO-MARKETING AGREEMENT


         THIS AGREEMENT ("Agreement") is made effective as of this 30th day of June 2000 ("Effective Date") by and between Autoweb.com, Inc. ("Autoweb") a Delaware corporation having its principal place of business at 3270 Jay Street, Santa Clara, CA 95054, and CarsDirect.com, Inc., a Delaware corporation having its principal place of business at 10567 Jefferson Boulevard, Culver City, CA, 90232 ("CarsDirect"). Autoweb and CarsDirect may be referred to individually as a "Party" and collectively as the "Parties." Capitalized terms used but not defined in the body of this Agreement are as defined on Exhibit B hereto.

                                    RECITALS

         WHEREAS, Autoweb is a consumer automotive Internet service;

         WHEREAS, CarsDirect is a consumer automotive Internet service;

         WHEREAS, the Parties have previously entered into that certain Strategic Co-Marketing Agreement dated as of March 16, 2000 (the "Prior Agreement") for the purpose of creating a long-term commercial and strategic relationship which leverages Autoweb's ability to generate a significant number of "buy" oriented consumers and CarsDirect's ability to offer consumers a valuable online automotive e-commerce transaction experience;

         WHEREAS, pursuant to the terms of the Prior Agreement, CarsDirect has previously delivered to Autoweb a stock certificate representing 576,701 shares of CarsDirect Series D Preferred Stock (the "Stock Certificate"); and

         WHEREAS, the Parties desire to amend and restate the Prior Agreement as provided herein.

         NOW, THEREFORE, in reliance upon the foregoing facts, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual agreements hereinafter set forth, the Parties agree as follows:


                                    AGREEMENT

1.       EXCLUSIVITY AND PROMOTION

         1.1  CarsDirect Restrictions.  During the Term, CarsDirect shall not
              -----------------------
              fulfill a Direct Buying Channel on the website(s) of [ ** ] ("Autoweb Competitor"). The provisions contained in this Section
              1.1 shall be of no further force or effect in the event of a Change of Control of Autoweb Competitor.

         1.2  Autoweb Restrictions.  During the Term, Autoweb shall not (i)
              --------------------
              itself or through the engagement of any third party other than CarsDirect fulfill a Direct Buying Channel on the Autoweb Site or
              (ii) provide a Direct Buying Channel on the Autoweb Site other than as fulfilled by CarsDirect; provided, however, Autoweb may refer such Visitors to a third party

                                  CONFIDENTIAL

**Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

             AMENDED AND RESTATED STRATEGIC CO-MARKETING AGREEMENT

              so long as (a) such Visitors voluntarily select an Automotive Buying Channel other than the Direct Buying Channel ("Alternative Automotive Buying Channel") and (b) such third party processes such Visitors in a manner consistent with such Alternative Auto-motive Buying Channel. To the extent that a third party which pro-vides a Direct Buying Channel on the Web, fulfills an Automotive Buying Channel on the Autoweb Site which is not a Direct Buying Channel, that third party shall be treated in an equal manner to all other vendors fulfilling that Automotive Buying Channel. In the event that Portal Restrictions exclude CarsDirect from accessing Visitors in connection with one or more of Autoweb's third party website traffic relationships, such Visitors shall not be presented with a Direct Buying Channel on the Autoweb Site.

              Notwithstanding the foregoing contained in this Section 1.2, Autoweb may engage any third party to fulfill a Direct Buying Channel on the Autoweb Site presented to consumers who request to purchase an Automobile in Dark Areas or Non-Serviced Areas (a "Third-Party Engagement"). In the event that CarsDirect accepts Direct Consumers in any former Dark Area, Autoweb, shall use best efforts to discontinue any Third-Party Engagement in such former Dark Area as soon as possible but in no event later than three (3) months following a request by CarsDirect. In the event that CarsDirect accepts Direct Consumers in any former Non-Serviced Area, Autoweb shall use best efforts to discontinue any Third-Party Engagement in such former Non-Serviced Area as soon as possible but in no event later than three (3) months following a request by CarsDirect. Also, no Automobile manufacturer relationships are restricted and existing relationships may continue.

              Autoweb shall provide CarsDirect (i) no less than [ ** ] prior written notice of any Third Party Engagement and (ii) the first opportunity to fulfill Direct Buying Channel Services in the geographic area(s) subject to the notice.

         1.3  Autoweb Direct Channel Promotion.  It is understood  that Autoweb
              --------------------------------
              will continue to provide consumers with multiple methods for purchasing an Automobile ("Buying Method(s)") on the Autoweb Site ("Automotive Buying Channels"). These Automotive Buying Channels include or may include the Referral Buying Channel (where the consumer's personal and desired Automobile information are gathered by Autoweb; the consumer is provided a single or presented with multiple vendors; and the consumer is forwarded to a vendor to consummate the purchase), the Direct Buying Channel (where some level of personal information may be gathered by Autoweb from the consumer; the consumer is presented with an upfront price for an Automobile from a single vendor and the consumer purchases the Automobile through that vendor, such purchase occurring without interaction by the consumer with an Automobile dealer), auctions, reverse auctions, classified listings or Automobile manufacturer build-to-order. Any Automotive Buying Channel may incorporate a database of dealer inventory.

              For the Term of this Agreement, Autoweb will provide similar or more prominent fixed placement promotion for the CarsDirect Direct Buying Channel versus every other Automotive Buying Channel on the Autoweb Site (including any fixed positions in the Buy Section). Autoweb will provide no choice comparison of Automotive Buying Channels which disadvantages the CarsDirect Direct Buying Channel by presenting it below the fold versus other choices above the fold. Excluding Dark Areas, Non-Serviced Areas and Portal Restrictions, throughout the Autoweb Site, Autoweb will expose an equal or greater percentage of Visitors to the Autoweb Site to the CarsDirect Direct Buying Channel relative to any other Automotive Buying Channel. CarsDirect shall receive no promotion which is

                                  CONFIDENTIAL

**Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

            AMENDED AND RESTATED STRATEGIC CO-MARKETING AGREEMENT

              expressly prohibited by existing or future (i) written agreements with third parties providing website traffic to Autoweb ("Portal Restrictions") or (ii) applicable laws or, where adjudicated as legally binding upon Autoweb by a court of competent jurisdiction, written Automobile manufacturer restrictions specific to revocation of Automobile dealer licenses ("Regulatory Restrictions"). Autoweb will seek to ensure that the CarsDirect Direct Buying Channel is not restricted by existing or future Portal Restriction. Further, Autoweb will use best efforts to enable CarsDirect and the CarsDirect Direct Buying Channel to comply with existing and future Portal Restrictions. Additionally, Autoweb will work with CarsDirect to ensure that CarsDirect and the CarsDirect Direct Buying Channel comply with existing and future Regulatory Restrictions.

         1.4  CarsDirect Referral Channel Promotion.  CarsDirect will offer to
              -------------------------------------
              Autoweb the non-exclusive opportunity to fulfill any Referral Buying Channel it provides to consumers on the CarsDirect Site or the Autos Site, subject to the terms and conditions contained in
              Section 4. CarsDirect and Autoweb shall negotiate in good faith any terms and conditions of the Referral Channel Promotion contemplated in this Section 1.4 not addressed in Section 4.

         1.5  Autoweb Change of Control.  If Autoweb experiences a Change of
              -------------------------
              Control, this Agreement will continue in full force and effect, including the provisions regarding the placement and prominence of CarsDirect and the Direct Buying Channel on the Autoweb Site.

         1.6  CarsDirect Change of Control to or Merger with Autoweb Competitor.
              -----------------------------------------------------------------
              Subject to Section 1.1, if CarsDirect gains control of Autoweb Competitor or looses control to Autoweb Competitor, the Agreement will continue in full force and effect except that the exclusivities of Section 1.2 shall no longer apply.

2.       FLOW OF DIRECT CONSUMERS TO CARSDIRECT

         2.1    Referrals and Banners.  During the period  commencing on [ ** ]
                ---------------------
                and ending on [ ** ] ("Referral Period") Autoweb shall deliver to CarsDirect Referrals and Banners according to Exhibit B. In consideration for this delivery of Referrals and Banners, Autoweb shall receive from CarsDirect shares of CarsDirect Series D Preferred Stock (as appropriately adjusted for conversions and reclassifications) according to Exhibit B ("Referral Shares"). For the Referral Period, CarsDirect agrees that the figures provided in Exhibit B are actual results reflecting Autoweb system reports and agreed to calculations. No further billing documentation other than this contract will be required for payment which will be made according to Section 6. No credits or other future adjustments will be applicable to payment for the Referral Period.

         2.2.   Leads.  Each quarter during the Term, Autoweb shall deliver
                -----
                consumers to CarsDirect via any combination of buttons, banners, or other links associated with any amount of personal or Automobile information as reasonably agreed to by the parties ("Direct Consumers"). CarsDirect will pay to Autoweb, at the conclusion of each month, Lead Fees for Leads converted from Direct Consumers based on Exhibit B. These payments will be made by way of wire transfer in accordance with written wire transfer instructions provided by Autoweb. In no quarter shall conversion from Direct Consumers fail to achieve either
                (i) [ ** ] or more of the Lead Hurdle in [ ** ] or (ii) [ ** ] or more of the Lead Hurdle [ ** ].

                                  CONFIDENTIAL

**Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

             AMENDED AND RESTATED STRATEGIC CO-MARKETING AGREEMENT


         2.3.     Lead Conversion.  Attached hereto as part of Exhibit B is a
                  ---------------
                  schedule of CarsDirect's make and model Lead referral parameters (collectively "Lead Parameters"). CarsDirect shall have the right to modify the Lead Parameters upon one (1) business day's notice to Autoweb. Direct Consumers that do not satisfy the Lead Parameters or include associated information that (i) is inaccurate (e.g. omissions, misstatements, false information, duplicates within a thirty-day period, etc.),
                  (ii) relates to Automobiles that CarsDirect does not (or cannot) readily procure, (iii) results in data mapping errors caused by Autoweb or inconsistencies between the Autoweb Configurator and the CarsDirect Configurator or (iv) relates to the purchase of an Automobile in Dark Areas or Non-Serviced Areas shall be referred to as "Undesirable Direct Consumers." The Parties acknowledge that Undesirable Direct Consumers shall not become Leads until such inaccuracies are remedied. The Parties will work together to reduce Undesirable Direct Consumers.

                  If the Lead Conversion materially changes, the parties will work together to find a reasonable financial or delivery solution.

         2.4.     Dark Areas and Non-Serviced Areas. CarsDirect will notify
                  ---------------------------------
                  Autoweb as soon as reasonably practicable after CarsDirect becomes aware of the likelihood that a given make/model/year/zip/trim/finance type combination ("Area(s)"; these Areas can be identified by any subset of components) presents a regulatory or operational environment which CarsDirect determines to be unfavorable ("Dark Area(s)"). Upon such notice and the request of CarsDirect, Autoweb will stop delivering Direct Consumers from such new Dark Areas. CarsDirect will notify Autoweb as soon as reasonably practicable of any changes to its planned ability to convert Leads in specified Areas ("Rollout Schedule"; the current version is listed in Exhibit B). Areas that are not on CarsDirect's Rollout Schedule for a given month and are not Dark Areas are "Non-Serviced Areas."

         2.5.     Equal Treatment and Non-Forwarding of Direct Consumers.
                  ------------------------------------------------------
                  CarsDirect shall process Direct Consumers in order to convert them into Leads in its ordinary and primary course of business, as may be amended from time to time and will not forward Direct Consumers to any third party. CarsDirect shall not be obligated to develop or employ special, unique or differentiated business practices with respect to the processing or conversion of Direct Consumers (e.g., dedicated customer service staff, outbound calling efforts, etc.). CarsDirect shall offer Direct Consumers the same pricing and services as those generally available to consumers who directly access the CarsDirect Site via http://www.carsdirect.com.
                  -------------------------

         2.6.     Lead Bonus Payments.  If during any given quarter during the
                  --------------------
                  Term Autoweb delivers Direct Consumers to CarsDirect which convert to Leads at least at the Lead Hurdle applicable to such quarter, CarsDirect shall deliver to Autoweb shares of CarsDirect Series D Preferred Stock (as adjusted for any conversions or reclassifications) according to Exhibit B (the "Lead Shares") within five (5) business days following the end of such quarter.

3.       WEBSITE INTEGRATION

         3.1      Lead Delivery.  The Parties shall cooperate to a commercially
                  -------------
                  reasonable extent regarding the development of the technical interfaces and other requirements necessary for the Co-Branded

                                  CONFIDENTIAL

             AMENDED AND RESTATED STRATEGIC CO-MARKETING AGREEMENT


                  Site to accept Direct Consumers after those Direct Consumers have selected their desired Automobile make, model and trim using the then-current Autoweb Configurator.

         3.2      Option Mapping.  The Parties shall meet no later than [ ** ]
                  --------------
                  to develop a project plan with respect to developing the additional technical and data-mapping interfaces and other requirements necessary for the Co-Branded Site to accept Direct Consumers after they have selected their desired Automobile make, model, trim, color and options using the then-current Autoweb Configurator.

         3.3      Automobile Sales. The Parties shall work together to integrate
                  ----------------
                  CarsDirect's offerings into the Autoweb Site and to further refine CarsDirect's transactional processes to increase Leads and conversion from Leads to Automobile sales.

         3.4      Framed Site.  CarsDirect's will develop a Co-Branded Site by
                  -----------
                  [ ** ]. This Co-Branded Site shall be developed in an effort to improve conversion from Direct Consumers to Leads. This Co-Branded Site shall also be developed in a manner which complies with [ ** ] style guide requirements provided to Autoweb and shared with CarsDirect as of the Effective Date. In the event that [ ** ] Portal Restrictions exclude CarsDirect from accessing its consumers despite the development by CarDirect of a Co-Branded Site meeting [ ** ] above referenced style guide, Autoweb shall reimburse to CarsDirect half its reasonable expenses specific to the development of the Co-Branded Site and primarily applicable only to the production of partner Co-Branded Sites.

4.       REFERRAL TO AUTOWEB OF PURCHASE REQUEST TRAFFIC

         In connection with the Tracked Links that CarsDirect will establish on the CarsDirect Site and the Autos Site, Autoweb will pay CarsDirect a fee for each qualified Autoweb Purchase Request that is submitted to the Autoweb Site through Tracked Links. Such fee shall be equal to [ ** ] of Autoweb's average net revenue from such Autoweb Purchase Request, net revenue defined as gross revenue less any reserve for loss contingencies. Autoweb shall pay to CarsDirect such fee on a monthly basis no later than forty-five (45) days from the end of the month.

5.       ACKNOWLEDGEMENT OF ADDITIONAL CONSIDERATION.

         The Parties acknowledge that as further inducement for Autoweb to enter into the Prior Agreement and grant the exclusivities thereunder and hereunder, CarsDirect purchased from Autoweb 750,000 shares of Autoweb common stock at a per share purchase price equal to the average of the closing price for the thirty (30) trading days prior to March 16, 2000, or $7.93 per share, multiplied by 1.35 (for a per share price of $10.616).

6.       DELIVERY OF STOCK CERTIFICATE

         Within five (5) business days following the Effective Date, Autoweb shall deliver the Stock Certificate to CarsDirect and CarsDirect shall deliver to Autoweb a stock certificate representing 152,797 shares of CarsDirect Series D Preferred Stock - the Referral Shares (as defined in Section 2.1) and 2Q00 Lead Shares (as defined in Section 2.6).

                                  CONFIDENTIAL

**Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

             AMENDED AND RESTATED STRATEGIC CO-MARKETING AGREEMENT


7.      RECORDING OF TRAFFIC

        To the extent feasible, CarsDirect will authorize both Media Metrix and Nielsen/NetRatings to record all page views from the Co-branded Site as Autoweb.com traffic. CarsDirect shall count all unique consumer visits to the Co-branded Site as CarsDirect unique visitors. Should alternative reporting means become available which allow for Autoweb and CarsDirect each to be credited with traffic (page views and unique visitors), the Parties shall agree to comply with such reporting means.

8.      AUDIT RIGHTS

        8.1     Autoweb Review Rights.  Subject to the confidentiality
                ---------------------
                obligations herein, Autoweb has the right, at its expense to have reviewed CarsDirect's directly relevant books and records for the purpose of verifying the number of Leads. Such review will be made not more than twice per year, on not less than fifteen (15) business days written notice, during regular business hours, by a nationally recognized accounting firm which is reasonably acceptable to CarsDirect. CarsDirect will provide reasonable accommodation thereof. In no event shall Autoweb review the same time period (or any portion thereof) more than once. If such review reflects Leads greater than those reported by CarsDirect, CarsDirect will provide Autoweb with prompt payment for the deficiency. If such review indicates underpayments of greater than 10% but not less than $10,000 from the figures provided by CarsDirect, CarsDirect will also pay all reasonable costs of such review.

        8.2     CarsDirect Review Rights.  Subject to the confidentiality
                ------------------------
                obligations herein, CarsDirect will have the right, at its expense to have reviewed Autoweb's directly relevant books and records for the purpose of verifying (i) the number of Leads delivered to CarsDirect and (ii) CarsDirect Relative Placement. Such review will be made not more than twice per year, on not less than fifteen (15) business days written notice, during regular business hours, by a nationally recognized accounting firm which is reasonably acceptable to Autoweb. Autoweb will provide reasonable accommodation thereof. In no event shall CarsDirect review the same time period (or any portion thereof) more than once. If such review reflects Leads delivered to CarsDirect less than those reported by Autoweb, Autoweb will provide CarsDirect with prompt payment for the deficiency. If such review indicates a discrepancy of greater than 10% from the figures provided by Autoweb, Autoweb will also pay all reasonable costs of such review.

        8.3     Extranet Development.  By a mutually agreed upon date,
                --------------------
                CarsDirect shall make available to Autoweb extranet access to the following information (with respect to Direct Consumers) on a real-time or day-lag basis: (i) page views, (ii) Referrals, (iii) Leads, (iv) Automobile sales and (v) agreed upon data to facilitate operational enhancements (E.G. outbound calling efforts, rejected Direct Consumers). By a mutually agreed upon date, Autoweb shall make available to CarsDirect extranet access to the following subject to reasonable technical availability and frequency: (i) impressions of the Direct Buying Channel placements, (ii) click-through rates with respect to each element on each page of the Autoweb Site that references CarsDirect and/or the Direct Buying Channel and (iii) the percentage of Visitors to the Autoweb Site that are exposed to CarsDirect and/or CarsDirect's Direct Buying Channel relative to the number of Visitors to the Autoweb Site that are exposed to other Buying Channels (the "CarsDirect Relative Placement").

9.      COOPERATIVE DEALER AND OEM NETWORKS

                                  CONFIDENTIAL

             AMENDED AND RESTATED STRATEGIC CO-MARKETING AGREEMENT

        Subject to contractual limitations between CarsDirect and Automobile dealers and Automobile dealer groups and consolidators, Autoweb shall have the right to offer to its current and future franchised Automobile dealers participating in the Autoweb network the opportunity to participate in the Direct Buying Channel program contemplated herein and as further described in Exhibit F hereto, provided each such Dealer executes a CarsDirect Dealer Agreement with CarsDirect and continues to meet the standards for such inclusion, as may be amended from time to time. Such standards may include but not be limited to (i) maintaining a dedicated Internet department, (ii) meeting certain inventory and geographic criteria and (iii) meeting minimum CSI standards. CarsDirect shall have the right to offer to its current and future Dealers the opportunity to participate in the Autoweb Dealer Referral program contemplated herein, provided such inclusion meets mutually determined standards for such inclusion.

10.     COMMERCE PARTNERS AND PRODUCTS

        Autoweb reserves the right to enter into commercial relationships with commerce partners, including but not limited to those providing finance, insurance, roadside assistance, warranty products, and certain forms of purchasing Automobiles, provided such agreements are consistent with the terms and conditions of this Agreement and the exclusivities provided herein. CarsDirect will retain the right to offer to Leads financing, insurance, warranty, roadside assistance and other products. The Parties will negotiate regarding a possible commercial relationship in the future whereby CarsDirect products are promoted on the Autoweb Site and Autoweb products are offered on the CarsDirect Site. Neither Party shall be obligated to enter into such a relationship.

11.     ADVERTISING

        Autoweb shall have the right to sell and serve all advertising, revenue generating and promotional positions (including sponsorships) on pages of the Autoweb Site. CarsDirect shall have the right to sell and serve all advertising, revenue generating and promotional positions (including sponsorships) on pages of the Co-Branded Site and the CarsDirect Site, if any. Neither Party shall display or exhibit on any page of the Co-Branded Site any graphic or textual link, advertisements or other promotions that in any manner or fashion reference, promote or feature, or provide any link to a site identified with or controlled by any Internet Automobile buying service. Further, at such point that a Direct Consumer begins to submit her contact information, Autoweb agrees not to serve advertisements with respect to products or services which are competitive to those offered by CarsDirect.

12.     AUTOWEB CONSUMER BENEFITS

        Subject to applicable laws, Autoweb, at its expense, may offer automotive specials and promotional offers for consumers on the Autoweb Site. Subject to applicable laws and at Autoweb's expense, CarsDirect will use commercially reasonable efforts to integrate such specials or promotional offers in the Autoweb Direct offering where appropriate where such specials or offers do not conflict with CarsDirect's product and service offerings. CarsDirect will not disadvantage Direct Consumers as it pertains to specials, offers, incentives, and promotions that are generally available on the CarsDirect Site. CarsDirect will collaborate with Autoweb to create and implement special offers to Direct Consumers.

13.     TERM AND TERMINATION

                                  CONFIDENTIAL

             AMENDED AND RESTATED STRATEGIC CO-MARKETING AGREEMENT

         13.1     Term.  This Agreement shall commence on the Effective Date and
                  ----
                  shall remain in effect through [ ** ] from the Effective
                  Date (the "Initial Term") unless terminated sooner as provided below. The Parties may elect to renew the Agreement for an additional [ ** ] term on mutually agreeable terms
                  (the "Renewal Term"). The Initial Term and the Renewal Term, if any, shall be referred to collectively herein as the "Term".

         13.2     Termination for Breach.  Notwithstanding anything to the
                  ----------------------
                  contrary stated herein, each of CarsDirect and Autoweb shall have the right to terminate this Agreement for material breach by the other Party. Each Party has the right to terminate at any time for material breach of the other Party after thirty days from the effective date of written notice specifying the alleged breach, provided that the breaching Party fails to remedy said breach to the non-breaching Party's reasonable satisfaction within thirty (30) days of its receipt of said notice of breach. Such thirty (30) day period is waived with respect to any breach that cannot be cured within such thirty
                  (30) day period. A material breach of either party includes but is not limited a breach of the Exclusivity and Promotion provisions of Section 1 of this Agreement.

         13.3     Termination on Business Discontinuation or Bankruptcy.  Either
                  -----------------------------------------------------
                  Party shall have the right to terminate this Agreement immediately upon notice to the other Party if at any time the other Party discontinues business or is adjudicated as bankrupt, files a voluntary, or is the subject of an involuntary petition in bankruptcy or reorganization.

        13.4      Effect of Termination.  In the event of expiration or
                  ---------------------
                  termination of this Agreement, each Party shall use its best efforts to return any property provided by the other Party for the purposes of this Agreement, and particularly Confidential Information (as defined below), to the other Party. All amounts owing under this Agreement for services rendered prior to termination shall become immediately due and payable. Upon termination, all rights of CarsDirect to use Autoweb's trademarks shall immediately cease and all rights of Autoweb to use CarsDirect's trademarks licensed content or technology shall immediately cease.

                                  CONFIDENTIAL

**Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

             AMENDED AND RESTATED STRATEGIC CO-MARKETING AGREEMENT

14.      CONFIDENTIALITY

         14.1 The Parties agree and acknowledge that, as a result of negotiating, entering into and performing this Agreement each will have contact with the other's information of substantial value which is not generally known in the trade and which gives each Party an advantage over its competitors who do not know or use such information, including, but not limited to sales and customer information and business and financial information, techniques, processes, inventions, and developments relating to the business, products, practices or techniques of the Parties (hereinafter referred to as "Confidential Information"). The Parties hereto shall at all times, regard and preserve as confidential such Confidential Information obtained by the other from whatever source, whether oral or written, and regardless of whether same is labeled "confidential," and will not, during the period of this Agreement or thereafter, publish or disclose any part of such Confidential Information in any manner, or use the same except on behalf of the other Party, without the prior written consent of the other Party. Provided further it shall not be a breach of this Agreement if this Agreement is filed or its terms are disclosed as required in connection with a registration statement or report filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended and the regulations promulgated thereunder, as applicable, provided that the Party making such filing or disclosures consults with the other Party prior to any such filing or disclosure.

         14.2 Each Party hereby agrees that all notes, data, sketches, drawings and other documents and records, and all material and physical items of any kind, including reproductions and copies thereof, which relate in any way to the business, products, practices or techniques of the other Party, or contain Confidential Information made by the other Party or that come into the possession of either such Party from or on behalf of the other Party by reason of this Agreement, shall remain the property of the other Party and shall promptly be surrendered to the other Party at the expiration or termination of this Agreement.

         14.3 The Parties agree they will not disclose to the other, or induce the other to use, any invention or confidential information belonging to any third Party, if such disclosure or use violates Intellectual Property Rights of, or confidentiality obligations between the Party disclosing or inducing, and such third Party.

        14.4 A Party's obligations under this Paragraph shall not apply to any particular portion of the Confidential Information when that Party can document that: (i) the portion was in the public domain at the time of communication thereof to the other; (ii) the portion was developed by employees or agents of each Party independently of and without reference to any Confidential Information or other information that the other Party has disclosed in confidence to any third Party; (iii) the portion was communicated to the Parties by a third Party free of any obligation of confidence; or (iv) disclosure of the portion is required by law, provided that the disclosing Party gives the other Party prompt notice of the request for disclosure, cooperates with the other Party in obtaining a protective order or other remedy, and discloses only that portion of the Confidential Information which it is legally compelled to disclose.

15.     PRIVACY OF CONSUMER DATA

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             AMENDED AND RESTATED STRATEGIC CO-MARKETING AGREEMENT

        Each Party represents and warrants that it has effective privacy policies and procedures in place for the protection of consumers. Each Party further represents and warrants that it will comply with all applicable privacy laws. Further privacy considerations are discussed in Exhibit C.

16.     MUTUAL PERFORMANCE STANDARDS

        Both CarsDirect and Autoweb will provide an acceptable 24x7 technical support plan with minimum bandwidth, and performance standards to be mutually agreed upon.

17.     NOTICES

        Any notices to be given hereunder shall be given in writing via facsimile or by registered or certified mail, postage prepaid with return receipt requested. Mailed notices shall be addressed at the addresses appearing below, but each Party may change its address by written notice to the other Party in accordance with this Paragraph. Notices shall be deemed effective as of actual receipt.

                  To Autoweb.com:           Autoweb.com, Inc.
                                            3270 Jay Street
                                            Santa Clara, CA 95054
                                            Attn:  Sam M. Hedgpeth

                  With a copy to:   General Counsel

                  To CarsDirect.com:        CarsDirect.com, Inc.
                                            10567 Jefferson Blvd.
                                            Culver City, CA  90232
                                            Attn:  Robert N. Brisco

                  With a copy to:   General Counsel

18.     NO WAIVER OF RIGHTS

        All waivers hereunder must be made in writing. Failure by either Party hereto at any time to require the other Party's performance of any obligation under this Agreement shall not affect the right subsequently to require performance of that obligation. The waiver, delay or failure of either Party to exercise any right provided for herein or any remedy for any default or breach of this Agreement shall not be deemed a waiver of any other or subsequent right or remedy hereunder.

19.     REPRESENTATIONS AND WARRANTIES

        19.1    General. Each Party represents and warrants to the other Party
                -------
                that: (i) such Party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder; (ii) the execution of this Agreement by such Party, and the performance by such Party of its obligations and duties hereunder, do not and shall not violate any agreement to which such Party is a Party or by which it is otherwise bound; (iii) when executed and delivered this Agreement is enforceable against such Party in accordance with its terms; and (iv) such Party acknowledges that the other Party

                                                                              10

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             AMENDED AND RESTATED STRATEGIC CO-MARKETING AGREEMENT

                makes no representations, warranties or agreements, related to the subject matter hereof that are not expressly provided for in this Agreement.

         19.2   Intellectual Property Rights.  Each Party further represents
                  --------------------------
                and warrants that to the best of its knowledge, it owns, or has the right to use under valid and enforceable agreements, all Intellectual Property Rights reasonably necessary and related to the operation of its respective Site(s). The operation of each Party's respective Site(s) as presently conducted or proposed to be conducted does not, to the Parties' knowledge, infringe or violate any material Intellectual Property Rights of any other person. Each Party represents that other than Trilogy Software, Inc., et al. v. CarsDirect.com, Inc., et.al. pending in the United States District Court for the Western District of Texas, it has not received any charge, complaint, claim, demand or notice alleging any such infringement or violation. To each Party's best knowledge, no other Person has any right to or interest in any inventions, improvement, discoveries or other confidential information used by such Party that relate to the operation of that Party's Site(s), except for licenses of technologies.

         19.3   Geographic Adjustments.  Each Party shall notify the other
                --------------------
                Party of any enforcement action, administrative order, inquiry or examination against it by any governmental authority relative to its services performed under this Agreement.

         19.4   Performance.  Each Party represents and warrants that the
                -----------
                services it may provide under this Agreement shall be performed in a professional manner and will conform in all material respects to the standards set forth in this Agreement.

         19.5 WARRANTY DISCLAIMERS. EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT, THE PARTIES' RESPECTIVE SITE(S), SERVICES, PAGES, AND THE CO-BRANDED SITE ARE PROVIDED "AS IS" AND THE INFORMATION CONTAINED THEREIN IS NOT WARRANTED TO BE ERROR FREE. EACH PARTY DISCLAIMS ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND IMPLIED WARRANTIES ARISING FROM THE COURSE OF DEALING OR COURSE OF PERFORMANCE WITH RESPECT TO THE PARTIES SITE(S), SERVICES, PAGES AND THE CO-BRANDEDSITE.

         19.6 LIMITATION OF LIABILITY. EXCEPT AS OTHERWISE PROVIDED, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM BREACH OF THE AGREEMENT, THE SALE OF SERVICES, THE USE OR INABILITY TO USE ANY SERVICE, SITES, THE JUMP PAGES, OR ARISING FROM ANY OTHER PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS (COLLECTIVELY, "DISCLAIMED DAMAGES"); PROVIDED THAT EACH PARTY SHALL REMAIN LIABLE TO THE OTHER PARTY TO THE EXTENT ANY DISCLAIMED DAMAGES ARE CLAIMED BY A THIRD PARTY AND ARE SUBJECT TO INDEMNIFICATION HEREIN. EXCEPT AS PROVIDED HEREIN,
                (I) LIABILITY ARISING UNDER THIS AGREEMENT SHALL BE LIMITED TO DIRECT,

                                                                              11

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             AMENDED AND RESTATED STRATEGIC CO-MARKETING AGREEMENT

                OBJECTIVELY MEASURABLE DAMAGES, AND EXCEPT WITH
                RESPECT TO SECTION EIGHTEEN HEREIN (II) THE MAXIMUM LIABILITY OF ONE PARTY TO THE OTHER PARTY FOR ANY CLAIMS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL NOT EXCEED ONE MILLION DOLLARS ($1,000,000).

         19.7   [ ** ] Portal Restriction.  Autoweb represents to CarsDirect
                -------------------------
                that if CarsDirect develops the Co-Branded Site in a manner that complies with [ ** ] style guide requirements provided to Autoweb and shared with CarsDirect as of the Effective Date, Autoweb shall present the Direct Buying Channel to users that access the Autoweb Site from all [ ** ] website properties, hyperlinks or other mechanisms ("[ ** ] Properties") designed to transfer users from [ ** ] Properties to the Autoweb Site for the purpose of accessing and utilizing the services that Autoweb features or promotes on [ ** ] Properties.

20.      INDEMNIFICATION

         20.1   Indemnity. Each Party shall defend, indemnify, save and hold
                ---------
                harmless the other Party and the officers, directors, agents, affiliates, distributors, franchisees and employees of the other Party from any and all third Party claims, demands, liabilities, costs of expenses, including reasonable attorneys' fees ("Liabilities"), resulting from (i) the indemnifying Party's material breach of any duty, representation, or warranty under this Agreement or (ii) the failure by either Party to possess or maintain any material approval, consent, license, permit, certificate or other right and permission now or hereafter required to provide its services to consumers under this Agreement.

         20.2   Claims. If a Party entitled to indemnification hereunder (the
                ------
                "Indemnified Party") becomes aware of any matter it believes is indemnifiable hereunder involving any claim, action, suit, investigation, arbitration or other proceeding against the Indemnified Party by any third Party (each an "Action"); the Indemnified Party shall give the other Party (the "Indemnifying Party") prompt written notice of such Action. Such notice shall (i) provide the basis on which indemnification is being asserted and (ii) be accompanied by copies of all relevant pleadings, demands, and other papers related to the Action and in the possession of the Indemnified Party. The Indemnifying Party shall have a period of ten (10) days after delivery of such notice to respond. If the Indemnifying Party elects to defend the Action or does not respond within the requisite ten (10) day period, the Indemnifying Party shall be obligated to defend the Action, at its own expense, and by counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall cooperate, at the expense of the Indemnifying Party, with the Indemnifying Party and its counsel in the defense and the Indemnified Party shall have the right to participate fully, at its own expense, in the defense of such Action. If the Indemnifying Party responds within the required ten (10) day period and elects not to defend such Action, the Indemnified Party shall be free, without prejudice to any of the Indemnified Party's rights hereunder, to compromise or defend (and control the defense of) such Action at the Indemnifying Party's expense. In such case, the Indemnifying Party shall cooperate, at its own expense, with the Indemnified Party and its counsel in the defense against such Action and the Indemnifying Party shall have the right to participate fully, at its own expense, in the defense of such Action. Any compromise or settlement of an Action shall require the prior written consent of both Parties hereunder, such consent not to be unreasonably withheld or delayed.

21.      ASSIGNMENT

                                                                              12

                                  CONFIDENTIAL

**Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

             AMENDED AND RESTATED STRATEGIC CO-MARKETING AGREEMENT

        Neither Party shall assign or attempt to assign any of its rights or obligations hereunder without the prior written consent of the other Party, which shall not be unreasonably withheld. Without such consent, any attempted assignment will be void.

22.     AMENDMENT AND MODIFICATION

        No amendment or modification of this Agreement shall be binding unless executed in writing by both Parties.

23.     SURVIVAL

        Any terms of this Agreement, which by their nature extend beyond its termination, shall remain in full force and effect until fulfilled and apply to permitted successors and assignees.

24.     SEVERABILITY

        If any paragraph, sentence, clause, word or combination thereof in this Agreement is judicially or administratively interpreted or construed as being in violation of any such provision of any jurisdiction, such paragraph, sentence, word, clause or combination thereof shall be inoperative in each such jurisdiction and the remainder of this Agreement shall remain binding upon the Parties hereto in each such jurisdiction and the Agreement as a whole shall be unaffected elsewhere.

25.     HEADINGS FOR CONVENIENCE

        Paragraph headings herein are for the convenience of the Parties only, and are not be given any substantive meaning in the interpretation of this Agreement.

26.     LAW TO GOVERN

        The validity, construction and enforceability of this Agreement shall be governed in all respects by the internal laws of the State of California and the United States of America. If either Party institutes any lawsuit to enforce its rights hereunder, the prevailing Party in any such suit, as determined by the court, shall be entitled to recover from the other its costs, including a reasonable attorney's fee and the costs of any prevailing appeals therefrom.

27.     DISPUTE RESOLUTION

        Any dispute, controversy, claim or disagreement between the parties hereto arising from, relating to or in connection herewith, or the relationships of the Parties, excluding any dispute, controversy, claim, disagreement or document related to the ownership or right to use any Intellectual Property Rights, but including questions regarding the interpretation, meaning or performance of this Agreement and including non-Intellectual Property Rights claims based on contract, tort, common law, equity statute, regulation, order or otherwise ("Dispute") shall be resolved in accord with Exhibit E.

28.     TRADEMARKS

        28.1    Trademark  License.  Each Party shall be entitled to use the
                ------------------
                trade names, trademarks and service marks of the other Party for which the other Party holds all rights necessary for

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             AMENDED AND RESTATED STRATEGIC CO-MARKETING AGREEMENT

                use in connection with this Agreement (the "Marks"); provided that a Party: (i) shall not create a unitary composite mark involving a Mark of the other Party without the prior written approval of such other Party; or (ii) shall display symbols and notices clearly and sufficiently indicating the trademark status and ownership of the other Party's Marks in accordance with applicable trademark law and practice.

         28.2   Ownership of Trademarks. Each Party acknowledges the ownership
                -----------------------
                right of the other Party in the Marks of such other Party and agrees that all use of the other Party's Marks shall inure to the benefit, and be on behalf, of the other Party. Each Party acknowledges that is utilization of the other Party's Marks shall not create in it, nor shall it represent it has, any right, title, or interest in or to such Marks other than the licenses expressly granted herein. Each Party agrees not to do anything contesting or impairing the trademark rights of the other Party.

         28.3   Quality Standards.  Each Party agrees that the nature and
                ----------------
                quality of its products and services supplied in connection with the other Party's Marks shall conform to quality standards set by the other Party. Each Party agrees to supply the other Party, upon request, with a reasonable number of samples of any Materials publicly disseminated by such Party which utilize the other Party's Marks. Each Party shall comply with all applicable laws, regulations, and customs and obtain any required government approvals pertaining to use of the other Party's marks.

         28.4   Infringement Proceedings. Each Party agrees to promptly notify
                ------------------------
                the other Party of any unauthorized use of the other Party's Marks of which it has actual knowledge. Each Party shall have the sole right and discretion to bring proceedings alleging infringement of its Marks or unfair competition related thereto; provided, however, that each Party agrees to provide the other Party with its reasonable cooperation and assistance with respect to any such infringement proceedings.

29.     PROVISION OF PERSONNEL AND MATERIALS

        There are no third Party beneficiaries of this Agreement. Each Party shall be financially responsible for the personnel, equipment and materials needed to perform its obligations hereunder.

30.     PUBLICITY

        The Parties will jointly prepare and issue mutually agreed upon press releases concerning their relationship, the existence of this Agreement and the terms hereof. Otherwise, no public statements concerning the existence or terms of this Agreement shall be made or released by a party to any medium except with the prior approval of the other party or as required by law.

31.     FORCE MAJEURE

        Except as otherwise provided herein, each Party shall be excused for any defaults or delays in the performance of its obligations hereunder if and to the extent such default or delay is caused, directly or indirectly, by fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, riots, civil disorders, rebellions or revolutions in the United States, strikes, lockouts, or labor difficulties, or any other act clearly beyond the reasonable control of such Party. In such event, the affected Party will be excused from any further performance or observance of the

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             AMENDED AND RESTATED STRATEGIC CO-MARKETING AGREEMENT

        obligation(s) so affected for as long as such event continues; provi-ded that such Party gives the other Party prompt notice of such force majeure event and of the anticipated delay, and the affected Party is diligent in attempting to remove or cure such cause and to mitigate the delay. Performance shall be excused only for the duration of the force majeure event.

32.     COUNTERPARTS

        This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

33.     SCOPE

        This Agreement is intended to apply only to the United States of America and shall not apply in or to any foreign jurisdictions or countries.

34.     WEBSITE CONTROL

        The Parties shall bear the risks and liabilities associated with errors and omissions arising from their respective websites.

35.     ENTIRE AGREEMENT

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              AMENDED AND RESTATED STRATGIC CO-MARKETING AGREEMENT

        This Agreement, including each Exhibit attached hereto, constitutes the complete and exclusive agreement between the Parties and supersedes all prior representations, understanding, and communications, oral and written, between the Parties relating to the subject matter thereof.



        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.


CARSDIRECT.COM, INC.                      AUTOWEB.COM, INC.

By:     /s/ ROBERT BRISCO                By:     /s/ THOMAS STONE
        ------------------------------           ------------------------------
        Robert N. Brisco                         Thomas L. Stone
Title:  Chief Executive Officer                  Title: Chief Financial Officer
Date:   June 30, 2000                            Date:  June 30, 2000

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             AMENDED AND RESTATED STRATEGIC CO-MARKETING AGREEMENT

                                    EXHIBIT A

                                   DEFINITIONS


The following definitions shall apply to this Agreement:

1.   "Action" is defined in section 20.2.

2. "Affiliate(s)" means any Person that, directly or indirectly, through one or more intermediaries, (a) owns or controls another Person, (b) is owned or controlled by another Person, or (c) is under common control or ownership with another Person. As used herein, "control" means the power to direct the management of affairs of a Person, and "ownership" means the direct or indirect beneficial ownership of more than 50% of the equity securities of a Person, or in the case of a Person that is not a corporation, more than 50% of the voting and/or equity interest.

3.   "Alternative Buying Channel" is defined in Section 1.2.

4.   "Area" is defined in Section 2.4.

5. "Automobile" means any new motor designed for use on public roadways, including but not limited to standard passenger cars, sport utility s, vans and minivans and light trucks.

6. "Automobile Purchase" means (i) a purchase or lease of an Automobile by an Automobile Purchaser; (ii) for which CarsDirect has received and reported as revenue the purchase or lease price therefrom. Provided further, an Automobile Purchase shall be deemed to be consummated upon delivery of an Automobile to the Automobile Purchaser who is purchasing or leasing such Automobile and the confirmation of such delivery (and acceptance thereof) by CarsDirect in accordance with its standard practices.

7. "Automobile Purchaser" means a Lead that completes an Automobile Purchase with CarsDirect

8.   "Automotive Buying Channel" is defined in Section 1.3.

9. "Autos Site" means the website owned by CarsDirect located at http://www.autos.com.
     --------------------

10.  "Autoweb Competitor" is defined in Section1.1.

11. "Autoweb Configurator" means the data, tools and logic designed and produced by Autoweb and its division, Automotive Information Center, which allows a consumer to dynamically and correctly specify all options and packages for a specific (year, make, model, trim). Such tool may include pricing (MSRP, Invoice and other) associated with specific option and package selections.

12. "Autoweb Site" means the consumer automotive Internet site located at http://www.autoweb.com (including any successor or co-branded versions of
     ----------------------
     http://www.autoweb.com, subject to Section 1.3).
     ----------------------

13.  "Buying Method" defined in Section 1.3.

14.  "Buy Section" means http://www.autoweb.com/buy.htm or a successor home to
                         ------------------------------
     the Autoweb Buying Channels.

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             AMENDED AND RESTATED STRATEGIC CO-MARKETING AGREEMENT

15.  "Banners" is defined on Exhibit B.

16. "CarsDirect Configurator" means the data, tools and logic designed and produced by CarsDirect which allows a consumer to dynamically and correctly specify all options and packages for a specific (year, make, model, trim). Such tool may include pricing (MSRP, Invoice and CarsDirect) associated with specific option and package selections.

17. "CarsDirect Purchase Request" means (i) a request to purchase a specified Automobile submitted at the Co-Branded Site by a Direct Consumer; (ii) that is consistent with CarsDirect's offering in the applicable geography
     (iii) for which all mandatory fields have been completed, including but not limited to, name, address, phone number and valid e-mail address;
     (iv) for which CarsDirect has not received within the previous thirty
     (30) day period, a request from a person identified by the same name and/or e-mail address; and (v) which is accompanied by the required purchase request deposit, if any.

18. "CarsDirect Referral" is a Purchase Request which has been forwarded to CarsDirect.

19. "CarsDirect Site" means the consumer automotive Internet buying service site located as www.carsdirect.com.
                     ------------------

20. "Change of Control" means the transfer of Control from the Person or Persons who hold such Control on the Effective Date.

21.  "Confidential Information" is defined in Section 14.1.

22. "Control" means possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of any entity, whether through ownership of voting securities, by contract or otherwise. For purposes of the preceding sentence, "ownership" means the direct or indirect beneficial ownership of more than 50% of the equity securities of a Person, or in the case of a Person that is not a corporation, more than 50% of the voting and/or equity interest.

23. "Co-Branded Site" means a version of the CarsDirect Site that is branded with (i) certain CarsDirect logos and trademarks and (ii) certain agreed upon Autoweb logos and trademarks within an agreed upon Autoweb frameset which CarsDirect shall develop by [ ** ] and which shall comply with
     [ ** ] Portal Restrictions. The Co-Branded Site shall consist either of a
     --------------------------
     set of web pages that are separate and distinct from those that otherwise constitute the remainder of the CarsDirect Site or, at the election of CarsDirect, shall be a set of web pages that are dynamically created for presentation to consumers visiting to the Co-Branded Site in a manner that is consistent with (a) this definition, and (b) the other provisions of this Agreement that describe the content of the web pages that are to constitute the Co-Branded Site.

24.  "Dark Area(s)" is defined in Section 2.4.

25. "Direct Buying Channel" defined in Section 1.3. Describes an Automotive Buying Channel or, when another Person other than Autoweb is indicated, a similar Buying Method on that Person's website not specific to placement.

26.  "Direct Consumer" is defined in Section 2.2.

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                                  CONFIDENTIAL

**Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

             AMENDED AND RESTATED STRATEGIC CO-MARKETING AGREEMENT

27. "Direct Buying Channel Placement" shall mean the prominently displayed fixed placement pages on the Autoweb Site that shall offer consumers on the Autoweb Site the ability to purchase an Automobile through the Direct Buying Channel. The Parties shall collaborate on the design, layout and posting of the Direct Buying Channel Placement.

28.  "Disclaimed Damages" is defined in Section 19.6.

29.  "Dispute" has the meaning given to it in Section 27.

30.  "Indemnified Party" is defined in Section 20.2.

31.  "Indemnifying Party" is defined in Section 20.2.

32.  "Initial Term" is defined in Section 13.1.

33. "Intellectual Property Rights" means any patents, inventions, invention disclosures, Marks (as defined hereinafter), material trade secrets, know-how, formulae and processes, software programs (except off-the-shelf commercial programs licensed from third Parties), proprietary data and databases, copyrights and all other similar items of intellectual property, whether registered or unregistered, including any rights created by use thereof. "Marks" shall mean all right, title and interest in and to any United States or foreign trademarks, service marks and trade names, including any registration or application for registration of any trademarks and service marks in the United States Patent and Trademark Office or the equivalent thereof in any state of the United States or in any foreign country, as well as any unregistered marks, and any trade dress (including logos, designs, company names, business names, fictitious names and other business identifiers) in the United States or any foreign country.

34. "Lead" is a Direct Consumer who submits a CarsDirect Purchase Request via the Co-Branded Site.

35. "Lead Conversion" shall mean the conversion of a Lead to an Automobile Purchaser.

36.  "Lead Parameters" is defined in Section 2.3.

37.  "Lead Fee" shall be as set forth on Exhibit B.

38.  "Lead Hurdle" shall be as set forth on Exhibit B.

39.  "Liabilities" is defined in Section 20.1.

40.  "Marks" is defined in Section 28.1.

41. "Person" means any natural person, corporation, partnership, limited liabi-lity company or other entity.

42. "Purchase Request" means the process and information in which a consumer participating in the Referral Buying Channel provides basic information on the features and attributes of the Automobile he desires, has the opportunity to research further information on the desired Automobile, and provides his personal information (including Automobile make, Automobile model, Automobile trim, Automobile exterior and exterior color, Automobile engine, Automobile options, name, address, email address, phone number, purchase method information, expected Automobile Purchase time, trade in status, and any other information generally collected by Autoweb from Visitors to the

                                                                              19

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             AMENDED AND RESTATED STRATEGIC CO-MARKETING AGREEMENT

     Autoweb Site who submit Purchase Requests) for a third party (such as a dealer, manufacturer or other) to contact the consumer to negotiate the consumer's Automobile Purchase.

43. "Referral Buying Channel" is defined is Section 1.3. Describes an Automotive Buying Channel or, when another Person other than Autoweb is indicated, a similar buying method on that Person's website not specific to placement.

44.  "Referral Period" is defined in Section 2.1.

45.  "Renewal Term" is defined in Section 13.1.

46.  "Rollout Schedule" is defined in Section 2.4.

47.  "Term" is defined in Section 13.1.

48.  "Third-Party Engagement" is defined in Section 1.2.

49.  "Tracked Links" means a link from the CarsDirect Site to the Autoweb Site.

50.  "Undesirable Direct Consumers" is defined in Section 2.4.





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